Exhibit 99.1
July 30, 2020

BBVA USA reports second quarter 2020 results
•Loans and COVID-19 pandemic relief efforts: Newly funded loans total $7.7 billion in the quarter and more than $12.3 billion during the first half of the year. BBVA USA funded $3.3 billion Small Business Administration (SBA) Paycheck Protection Program (PPP) loans while processing more than 22,000 applications, providing loans to nearly 3,100 new customers and impacting an estimated 360,000 jobs. Proactively providing other products and offers to assist customers during the pandemic
•Deposit generation: Total deposits increased $8.2 billion or 42 percent (annualized) from first quarter 2020 levels, driven by robust noninterest bearing deposit growth (+$5.6 billion) and interest bearing transaction accounts (+$5.0 billion), partially offset by a targeted reduction in CDs
•Capital and liquidity: Regulatory capital and liquidity positions remain strong. CET12 ratio ends the quarter at 12.18 percent while Liquidity Coverage Ratio (LCR) is unchanged on a linked quarter basis at 144 percent
•Operating income: Operating income1 in the quarter totals $305 million, up 7 percent (annualized) from the first quarter of 2020 but down 12 percent from second quarter 2019 levels
•Provision for credit losses: Provision for credit losses totals $539 million in the quarter reflecting the continued impact of the COVID-19 pandemic including adverse macroeconomic environment and forecasts. Component of provision expense for loan losses exceeds net charge-offs by $403 million
•Credit quality: Nonperforming loan ratio at 1.21 percent compared to 1.09 percent on a linked quarter basis. Net charge-offs as a percentage of average total loans at 72 basis points compared to 69 basis points in the first quarter of 2020
BBVA USA Bancshares, Inc., a Sunbelt-based bank holding company (BBVA USA), reported today a net loss of $124 million for the second quarter of 2020 compared to earnings of $160 million in the second quarter of 2019. Included in the second quarter 2020 results is a substantial increase in provision for credit losses, well in excess of net-charge-offs, that reflects the ongoing adverse macroeconomic environment and corresponding forecasts given the COVID-19 pandemic and subsequent impact to certain segments of the loan portfolio.
For the first six months of 2020, the company reported a net loss of $2.4 billion. Included in the first quarter of 2020 was a non-cash, goodwill impairment charge of $2.2 billion that reflected the drastic change in macroeconomic conditions and forecasts brought about by the COVID-19 pandemic and subsequent decline in interest rates and oil prices. Excluding the impact of this non-cash charge, the adjusted net loss1 for the first six months of 2020 was $177 million, further reflecting the decline in interest rates and higher provision expense necessary to reflect the economic and business disruption caused by the pandemic.
“The COVID-19 pandemic certainly represents an unprecedented time in global history but it has not deterred our team at BBVA USA from continuing to meet our customers’ needs while also providing support to the communities in which we operate,” said Javier Rodríguez Soler, president and CEO of BBVA USA.
“Despite the challenging economic environment, our second quarter results continued to build on the momentum over the past two quarters in terms of customer activity, driven by solid loan growth and robust deposit generation at significantly lower rates. While we continue to navigate the challenges ahead, and work to systematically reopen our branch lobbies while protecting the safety of our employees and customers, we firmly believe this increased activity, coupled with our solid capital and strong liquidity positions, will enable us to continue aiding our customers’ during this time while also building long-term value.”
Total loans at the end of the second quarter of 2020 were $68.5 billion, up 5 percent (annualized) from $67.7 billion at the end of the first quarter of 2020 and up 8 percent from the $63.4 billion at the end of the second quarter of 2019. The increase in total loans was fueled by an increase in the commercial loan portfolio, primarily as a result of customer draws and small business loans originated under the SBA’s PPP. Under the PPP, a key small business component of the CARES Act, BBVA USA funded approximately $3.3 billion in small business loans, processing more than 22,000 applications, providing loans to nearly 3,100 borrowers who did not previously have a relationship with BBVA USA and impacting an estimated 360,000 jobs.
To support and expedite the demand for this program, BBVA USA utilized its digital capabilities to build an on-line app in just three days. As a result, the bank was able to begin funding loans just three days after the program opened.
During the second quarter, approximately $7.7 billion of customer loans were funded, a 121 percent increase from the second quarter a year ago. Excluding the impact of the PPP, newly funded customer loans were 26 percent ahead of the pace set last year. For the first six months of 2020, newly funded loans totaled more than $12.3 billion, up 84 percent compared to the first six months of 2019, and up 35 percent excluding the impact of the PPP.
Deposit generation in the quarter was robust and reflected customers, both commercial and consumer, maintaining higher levels of liquidity given the uncertainty related to the COVID-19 pandemic, reduced spending, and aided somewhat by government stimulus programs/payments. Total deposits ended the quarter at $85.4 billion, up $8.2 billion or 42 percent (annualized) from the first quarter of 2020, and up $12.8 billion or 18 percent compared to the second quarter of 2019. Noninterest bearing deposits totaled $26.0 billion, up $5.6 billion or 109 percent (annualized) on a linked quarter basis, and up $5.3 billion or 26 percent compared to the second quarter of 2019. Growth in interest bearing transaction accounts was similarly robust, ending the quarter at $51.3 billion, up $5.0 billion or 43 percent (annualized) on a linked quarter basis, and up $14.3 billion or 39 percent compared to the second quarter of 2019.
With deposit growth outpacing loan growth, the loan to deposit ratio ended the quarter at 80.2 percent compared to 87.6 percent at the end of the first quarter of 2020 and 87.3 percent at the end of the second quarter of 2019. At the same time, BBVA USA continues to maintain a very strong liquidity position with the LCR at 144 percent, unchanged from first quarter 2020 levels.
Total shareholder’s equity at the end of the second quarter of 2020 totaled $11.3 billion compared to $11.4 billion at the end of the first quarter of 2020 and $13.9 billion at the end of the second quarter of 2019. The CET12 ratio ended the second quarter of 2020 at 12.18 percent compared to 11.97 percent at the end of the first quarter of 2020 and 12.57 percent at the end of the second quarter of 2019. The decrease in shareholder’s equity from the prior year reflects the non-cash goodwill impairment charge recorded in the first quarter of 2020, which does not impact tangible capital levels and therefore has no impact on regulatory capital and regulatory capital ratios. All of BBVA USA’s regulatory capital ratios2 continue to exceed the requirements under “well-capitalized” guidelines.
While increased business activity in terms of loans and deposits was positive during the quarter, revenue growth was challenged by the impact of the drastic decrease in interest rates, decreased other business activity due to the lockdown and higher provision for credit losses necessary given the ongoing adverse macroeconomic environment and corresponding forecasts as a result of the COVID-19 pandemic.
Total revenue for the second quarter of 2020 was $881 million, down 10 percent (annualized) from first quarter 2020 levels and down 7 percent from second quarter 2019 levels. Net interest income in the quarter totaled $612 million compared to $589 million in the first quarter of 2020 and $660 million in the second quarter of 2019. The percent net interest margin in the second quarter of 2020 was 2.66 percent compared to 2.80 percent in the first quarter of 2020 and 3.24 percent in the second quarter of 2019. The decline in the percent net interest margin reflects the sudden decline in interest rates and subsequent repricing of variable rate loans.
Noninterest income (excluding securities gains) for the quarter totaled $269 million compared to $315 million in the first quarter of 2020 and $284 million in the second quarter of 2019. The decrease in noninterest income was primarily the result of decrease in service charges on deposit accounts driven by a decline in consumer spending activity, which also impacted card and merchant processing fees, as well fee waivers implemented by the bank to offer relief to those customers impacted by the COVID-19 pandemic. The decrease in other income was primarily the result of valuation adjustment to investments held by our small business investment company. At the same time, investment banking and advisory fees, corporate and correspondent investment sales and mortgage banking recorded positive growth both on a linked quarter basis and compared to the year ago quarter.
During the second quarter of 2020, investment securities gains totaled $3 million compared to $19 million in the first quarter of 2020. No investment securities gains were recorded in the second quarter of 2019.
Overall, expenses were well contained in the quarter as total noninterest expense totaled $579 million. On a linked quarter basis (excluding goodwill impairment) noninterest expense declined 29 percent (annualized) and represented a decrease of 3 percent compared to the second quarter of 2019. The decline in noninterest expense was primarily due to a decrease in salaries, benefits and commissions, marketing expenses and lower travel expenses, offset in part by an increase in provisions for unfunded commitments recorded in other noninterest expense. Operating income1 in the quarter totaled $305 million, up 7 percent (annualized) from the first quarter of 2020 and down 12 percent from second quarter 2019 levels.
Provision for credit losses for the quarter was $539 million compared to $357 million in the first quarter of 2020 and $155 million in the second quarter of 2019. The increase in provision expense reflects the decline in forecasted economic conditions and the expected future losses that could result as a result of the ongoing COVID-19 pandemic. While oil prices have recovered from the drastic drop in the first quarter of 2020, demand continues to lag supply during the COVID-19 pandemic. At the end of the second quarter, our energy portfolio totaled $3.0 billion compared to $3.4 billion at the end of the first quarter of 2020.
Nonperforming loans as a percentage of total loans ended the second quarter of 2020 at 1.21 percent, up from the 1.09 percent at the end of the first quarter of 2020 and down from 1.26 percent at the end of the second quarter of 2019. The increase in nonperforming loans on a linked quarter basis was attributable to the commercial loan portfolio, primarily in the energy sector. Provision for loan losses in the quarter totaled $526 million, exceeding net charge-offs by $403 million. Net charge-offs as a percentage of average total loans were 72 basis points in the quarter compared to 69 basis points in the first quarter of 2020 and 90 basis points in the second quarter of 2019.
With the increase in provision for loan losses, the allowance for loan losses as a percentage of total loans at the end of the quarter rose to 2.57 percent compared to 2.00 percent at the end of the first quarter of 2020 and 1.54 percent at the end of the second quarter of 2019. The coverage ratio of nonperforming loans also increased to 211 percent at the end of the quarter compared to 183 percent at the end of the first quarter of 2020 and 123 percent at the end of the second quarter of 2019.
During the quarter, BBVA USA announced that it had received approval to open 15 new branches across Texas, the bank's largest market in its U.S. footprint. The branches, set to open in 2021, underscore the bank's 5-year strategic plan launched in early 2020, which aims to help clients improve their financial health. Adding branches at a time when digital transactions are increasing demonstrates the bank's belief that the branch format naturally facilitates face-to-face relationships between bankers and their customers, building a deep understanding of their financial needs.
The announcement came within a week of BBVA USA launching its new mobile banking app, Mobile 9.0, and expanded transaction detail screen in mobile and online banking, both aimed at leveraging the bank's technology expertise to provide a better experience and more transparency and control for customers.
___________________________________________________________________________________________________
1 Operating income and adjusted net loss are Non-GAAP financial measures we believe aid in understanding certain areas of our performance. The calculation of these measures is included on the page titled Non-GAAP Reconciliation.
2 Regulatory capital ratios at June 30, 2020, are estimated.

Contact Details:
Christina Anderson	Ed Bilek
External Communications	Investor Relations
Tel. 205.903.3706	Tel. 205.612.3378
christina.anderson@bbva.com	ed.bilek@bbva.com
For more BBVA news visit, www.bbva.com and the U.S. Newsroom.
Additional news updates can be found via Twitter and Instagram.
For more financial information about BBVA in the U.S., visit bbvausa.investorroom.com.
About BBVA
BBVA Group
BBVA (NYSE: BBVA) is a customer-centric global financial services group founded in 1857. The Group has a strong leadership position in the Spanish market and is the largest financial institution in Mexico. It has leading franchises in South America and the Sunbelt Region of the United States. It is also the leading shareholder in Turkey’s BBVA Garanti. BBVA’s purpose is to bring the age of opportunities to everyone, based on our customers’ real needs: provide the best solutions, helping them make the best financial decisions, through an easy and convenient experience. The institution rests in solid values: Customer comes first, we think big and we are one team. BBVA’s responsible banking model aspires to achieve a more inclusive and sustainable society.
On February 28, 2020, BBVA filed its annual report on Form 20-F for the year ended December 31, 2019, with the U.S. Securities and Exchange Commission. A copy can be accessed on the BBVA website at https://shareholdersandinvestors.bbva.com/the-share/adrs-english/. Holders of BBVA’s American Depositary Receipts (ADRs) may request a hard copy of the Form 20-F for the year ended December 31, 2019, including complete audited financial statements, free of charge. To request a copy, contact Ed Bilek at ed.bilek@bbva.com.
BBVA USA
In the U.S., BBVA is a Sunbelt-based financial institution that operates 641 branches, including 330 in Texas, 89 in Alabama, 63 in Arizona, 61 in California, 44 in Florida, 37 in Colorado and 17 in New Mexico. The bank ranks among the top 25 largest U.S. commercial banks based on deposit market share and ranks among the largest banks in Alabama (2nd), Texas (4th) and Arizona (6th). In the U.S., BBVA has been recognized as one of the leading small business lenders by the Small Business Administration (SBA) and ranked 14th nationally in terms of dollar volume of SBA loans originated in fiscal year 2019.
Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements about BBVA USA Bancshares, Inc. (the “Company”) and its industry that involve substantial risks and uncertainties. The use of “we,” “our” and similar terms refer to the Company. Statements other than statements of current or historical fact, including statements regarding our future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. These forward-looking statements reflect the Company’s views regarding future events and financial performance. Such statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, that could cause actual results to differ materially from anticipated results. If the Company’s assumptions and estimates are incorrect, or if the Company becomes subject to significant limitations as the result of litigation or regulatory action, then the Company’s actual results could vary materially from those expressed or implied in these forward-looking statements. The forward-looking statements are and will be based on the Company’s then current views and assumptions regarding future events and speak only as of their dates made. The Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by securities law or regulation. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2020, as updated by our subsequent SEC filings.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2020	2019	Change	2020	2019	Change
EARNINGS SUMMARY
Net interest income	$612,017	$659,749	(7)	$1,201,472	$1,342,838	(11)
Noninterest income [a]	268,877	284,281	(5)	583,980	533,083	10
Total revenue [a]	880,894	944,030	(7)	1,785,452	1,875,921	(5)
Investment securities gain, net	3,477	—	NM	22,616	8,958	152
Provision for credit losses	539,459	155,018	248	896,450	337,310	166
Goodwill impairment	—	—	—	2,185,000	—	NM
Noninterest expense	579,450	598,314	(3)	1,203,510	1,180,287	2
Pretax (loss) income	(234,538)	190,698	(223)	(2,476,892)	367,282	(774)
Income tax (benefit) expense	(110,101)	30,512	(461)	(115,170)	66,115	(274)
Net (loss) income	$(124,437)	$160,186	(178)	$(2,361,722)	$301,167	(884)
Adjusted net (loss) income [b]	$(124,437)	$160,186	(178)	$(176,722)	$301,167	(159)

SELECTED RATIOS
Return on average assets	(0.48)%	0.69%		(4.74)%	0.65%
Return on average assets- adjusted [b]	(0.48)	0.69		(0.35)	0.65
Return on average tangible equity [b]	(5.45)	7.34		(52.34)	7.00
Return on average tangible equity- adjusted [b]	(5.45)	7.34		(3.92)	7.00
Efficiency ratio [b]	64.95	62.50		66.54	62.04
Average common equity to average assets	10.82	14.47		12.22	14.43
Average loans to average total deposits	82.89	88.13		84.66	89.40
Common equity tier I capital (CET1) [c]	12.18	12.57		12.18	12.57
Tier I capital ratio [c]	12.51	12.91		12.51	12.91
Total capital ratio [c]	14.66	15.08		14.66	15.08
Leverage ratio [c]	8.66	9.99		8.66	9.99
[a] Excludes net gain on sales of investment securities.
[b] Non-GAAP financial measure that we believe aids in understanding certain areas of our performance. The calculation of this measure is included on the page titled Non-GAAP Reconciliation.
[c] Current period regulatory capital ratios are estimated.
NM = Not meaningful

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Average for Three Months			Average for Six Months			Ending Balance
	Ended June 30,		%	Ended June 30,		%	June 30,		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change
BALANCE SHEET HIGHLIGHTS
Total loans	$69,256,412	$64,056,915	8	$67,065,753	$64,765,717	4	$68,487,351	$63,402,090	8
Total debt securities	14,110,021	13,625,034	4	14,001,688	13,696,513	2	14,473,646	13,923,433	4
Earning assets	94,247,127	83,152,459	13	90,375,817	82,829,544	9	95,504,447	82,741,439	15
Total assets	104,204,062	93,452,839	12	100,280,087	93,220,648	8	102,267,616	92,184,045	11
Noninterest bearing demand deposits	24,225,740	20,286,244	19	22,259,622	20,234,941	10	25,978,354	20,646,209	26
Interest bearing transaction accounts	49,896,129	36,948,180	35	46,786,454	36,429,106	28	51,304,239	36,967,442	39
Total transaction accounts	74,121,869	57,234,424	30	69,046,076	56,664,047	22	77,282,593	57,613,651	34
Total deposits	83,547,718	72,687,054	15	79,214,772	72,446,783	9	85,426,414	72,588,810	18
Total shareholder's equity	11,533,007	13,782,011	(16)	12,516,811	13,711,724	(9)	11,270,789	13,870,723	(19)
Total shareholder's equity - tangible [a]	9,175,875	8,750,882	5	9,074,873	8,678,376	5	8,913,446	8,845,449	1
[a] Non-GAAP financial measure that we believe aids in understanding certain areas of our performance. The calculation of this measure is included on the page titled Non-GAAP Reconciliation.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	2020		2019
	June 30	March 31	December 31	September 30	June 30
NONPERFORMING ASSETS
Nonaccrual loans [a]	$764,744	$676,716	$606,843	$653,242	$732,696
Loans 90 days or more past due [b]	66,163	61,774	71,126	67,869	64,337
TDRs 90 days or more past due	423	335	414	588	304
Total nonperforming loans [a]	831,330	738,825	678,383	721,699	797,337
Foreclosed real estate	14,871	20,642	20,833	17,381	13,752
Other repossessed assets	8,599	13,338	10,930	17,584	13,040
Total nonperforming assets	$854,800	$772,805	$710,146	$756,664	$824,129

TDRs accruing and past due less than 90 days	$95,788	$97,404	$97,901	$97,218	$112,383

Total nonperforming loans as a % of loans	1.21%	1.09%	1.06%	1.14%	1.26%
Total nonperforming assets as a % of total loans, foreclosed real estate, and other repossessed assets	1.25	1.14	1.11	1.19	1.30
[a] Includes loans held for sale.
[b] Excludes loans classified as troubled debt restructuring (TDRs).

	Three Months Ended
	2020		2019
	June 30	March 31	December 31	September 30	June 30
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$1,351,072	$920,993	$942,191	$977,660	$966,022
Adoption of ASC 326	—	184,931	—	—	—
Net charge-offs (NCO)	123,054	111,798	140,703	176,098	143,380
Provision for loan losses	526,334	356,946	119,505	140,629	155,018
Balance at end of period	$1,754,352	$1,351,072	$920,993	$942,191	$977,660

Allowance for loan losses as a % of total loans	2.57%	2.00%	1.44%	1.49%	1.54%
Allowance for loan losses as a % of nonperforming loans [c]	211.03	182.87	135.76	130.55	122.62
Allowance for loan losses as a % of nonperforming assets [c]	205.24	174.83	129.69	124.52	118.63

Annualized as a % of average loans:
NCO - QTD	0.72	0.69	0.87	1.10	0.90
NCO - YTD	0.71	0.69	0.88	0.88	0.77
[c] Includes loans held for sale that are on nonaccrual status.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months Ended June 30,
	2020			2019
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
YIELD/RATE ANALYSIS
(Taxable Equivalent Basis)
Assets
Earning assets:
Loans	$69,256,412	$680,157	3.95%	$64,056,915	$799,680	5.01%
Debt securities available for sale [a]	5,780,912	18,805	1.31	8,983,280	45,125	2.01
Debt securities held to maturity	8,207,298	40,635	1.99	4,744,584	34,458	2.91
Other earning assets [b]	10,880,694	15,173	0.56	5,470,510	36,424	2.67
Total earning assets [a]	94,125,316	754,770	3.23	83,255,289	915,687	4.41
Allowance for credit losses	(1,375,912)			(974,772)
Unrealized gain (loss) on debt securities available for sale	121,811			(102,830)
Other assets	11,332,847			11,275,152
Total assets	$104,204,062			$93,452,839

Liabilities and Shareholder's Equity
Interest bearing liabilities:
Interest bearing demand deposits	$14,153,639	$13,430	0.38	$9,304,889	$26,536	1.14
Savings and money market accounts	35,742,490	43,943	0.49	27,643,291	88,203	1.28
Certificates and other time deposits	9,425,849	39,906	1.70	15,452,630	87,739	2.28
Total interest bearing deposits	59,321,978	97,279	0.66	52,400,810	202,478	1.55
FHLB and other borrowings	3,567,010	21,936	2.47	4,026,581	34,300	3.42
Federal funds purchased and securities sold under agreement to repurchase [b]	1,192,030	12,274	4.14	466,926	6,002	5.16
Other short-term borrowings	12,588	39	1.25	7,402	100	5.42
Total interest bearing liabilities	64,093,606	131,528	0.83	56,901,719	242,880	1.71
Noninterest bearing deposits	24,225,740			20,286,244
Other noninterest bearing liabilities	4,351,709			2,482,865
Total liabilities	92,671,055			79,670,828
Shareholder's equity	11,533,007			13,782,011
Total liabilities and shareholder's equity	$104,204,062			$93,452,839

Net interest income/ net interest spread		623,242	2.40%		672,807	2.70%
Net yield on earning assets			2.66%			3.24%

Total taxable equivalent adjustment		11,225			13,058

Net interest income		$612,017			$659,749
[a] Excludes adjustment for market valuation.
[b] Yield/rate reflects impact of balance sheet offsetting.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Six Months Ended June 30,
	2020			2019
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
YIELD/RATE ANALYSIS
(Taxable Equivalent Basis)
Assets
Earning assets:
Loans	$67,065,753	$1,406,689	4.22%	$64,765,717	$1,612,095	5.02%
Debt securities available for sale [a]	6,225,236	17,313	0.56	9,450,246	98,647	2.11
Debt securities held to maturity	7,699,732	82,715	2.16	4,391,400	65,223	3.00
Other earning assets [b]	9,308,376	58,470	1.26	4,367,314	59,931	2.77
Total earning assets [a]	90,299,097	1,565,187	3.49	82,974,677	1,835,896	4.46
Allowance for credit losses	(1,220,331)			(942,398)
Unrealized gain (loss) on debt securities available for sale	76,720			(145,133)
Other assets	11,124,601			11,333,502
Total assets	$100,280,087			$93,220,648

Liabilities and Shareholder's Equity
Interest bearing liabilities:
Interest bearing demand deposits	$12,926,063	$37,981	0.59	$8,997,002	$46,882	1.05
Savings and money market accounts	33,860,391	128,735	0.76	27,432,104	165,112	1.21
Certificates and other time deposits	10,168,696	95,305	1.88	15,782,736	172,838	2.21
Total interest bearing deposits	56,955,150	262,021	0.93	52,211,842	384,832	1.49
FHLB and other borrowings	3,651,605	43,112	2.37	4,157,923	71,926	3.49
Federal funds purchased and securities sold under agreement to repurchase [b]	1,321,766	34,932	5.31	439,577	9,749	4.47
Other short-term borrowings	16,312	391	4.82	17,702	296	3.37
Total interest bearing liabilities	61,944,833	340,456	1.11	56,827,044	466,803	1.66
Noninterest bearing deposits	22,259,622			20,234,941
Other noninterest bearing liabilities	3,558,821			2,446,939
Total liabilities	87,763,276			79,508,924
Shareholder's equity	12,516,811			13,711,724
Total liabilities and shareholder's equity	$100,280,087			$93,220,648

Net interest income/ net interest spread		1,224,731	2.38%		1,369,093	2.80%
Net yield on earning assets			2.73%			3.33%

Total taxable equivalent adjustment		23,259			26,255

Net interest income		$1,201,472			$1,342,838
[a] Excludes adjustment for market valuation.
[b] Yield/rate reflects impact of balance sheet offsetting.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Six Months			Three Months Ended
	Ended June 30,		%	2020		2019
	2020	2019	Change	June 30	March 31	December 31	September 30	June 30
NONINTEREST INCOME
Service charges on deposit accounts	$105,764	$120,639	(12)	$44,233	$61,531	$64,585	$65,143	$61,731
Card and merchant processing fees	93,507	96,357	(3)	43,416	50,091	50,805	50,385	50,355
Investment services sales fees	59,378	58,029	2	24,971	34,407	28,130	29,287	31,333
Investment banking and advisory fees	71,792	39,615	81	45,061	26,731	15,720	28,324	20,758
Money transfer income	50,009	47,253	6	25,461	24,548	25,871	26,020	25,272
Corporate and correspondent investment sales	29,572	12,499	137	18,855	10,717	14,263	11,799	5,607
Asset management fees	23,464	22,634	4	11,560	11,904	11,532	11,405	11,867
Mortgage banking	41,319	10,807	282	23,868	17,451	9,048	8,204	5,870
Bank owned life insurance	9,719	9,387	4	5,094	4,625	4,584	3,508	4,803
Other	99,456	115,863	(14)	26,358	73,098	48,046	66,241	66,685
	583,980	533,083	10	268,877	315,103	272,584	300,316	284,281
Investment securities gains, net	22,616	8,958	152	3,477	19,139	—	21,003	—
Total noninterest income	$606,596	$542,041	12	$272,354	$334,242	$272,584	$321,319	$284,281

NONINTEREST EXPENSE
Salaries, benefits and commissions	$561,833	$589,019	(5)	$251,697	$310,136	$297,823	$295,092	$296,303
Equipment	129,433	128,032	1	64,752	64,681	64,826	63,908	62,638
Professional services	148,320	137,680	8	78,100	70,220	82,343	72,903	73,784
Net occupancy	81,428	81,057	—	41,585	39,843	43,302	42,241	40,116
Money transfer expense	35,094	32,268	9	17,958	17,136	17,951	18,005	17,290
Marketing	20,677	26,805	(23)	8,778	11,899	12,888	15,471	16,412
Communications	11,179	11,134	—	5,808	5,371	5,179	5,469	5,733
Goodwill impairment	2,185,000	—	NM	—	2,185,000	470,000	—	—
Other	215,546	174,292	24	110,772	104,774	92,594	85,798	86,038
Total noninterest expense	$3,388,510	$1,180,287	187	$579,450	$2,809,060	$1,086,906	$598,887	$598,314
NM = Not meaningful

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Six Months		Three Months Ended
	Ended June 30,		2020		2019
	2020	2019	June 30	March 31	December 31	September 30	June 30
NON-GAAP RECONCILIATION
Computation of Operating Income:
Net interest income (GAAP)	$1,201,472	$1,342,838	$612,017	$589,455	$623,154	$641,041	$659,749
Plus: noninterest income (GAAP)	606,596	542,041	272,354	334,242	272,584	321,319	284,281
Less: noninterest expense (GAAP)	3,388,510	1,180,287	579,450	2,809,060	1,086,906	598,887	598,314
Plus: goodwill impairment (GAAP)	2,185,000	—	—	2,185,000	470,000	—	—
Operating income (non-GAAP)	$604,558	$704,592	$304,921	$299,637	$278,832	$363,473	$345,716

Computation of Tangible Shareholder's Equity:
Total shareholder's equity	$11,270,789	$13,870,723	$11,270,789	$11,358,354	$13,386,589	$14,101,618	$13,870,723
Less: goodwill and other intangibles (GAAP)	2,357,343	5,025,274	2,357,343	2,359,540	4,555,330	5,020,573	5,025,274
Tangible shareholder's equity (non-GAAP)	$8,913,446	$8,845,449	$8,913,446	8,998,814	8,831,259	9,081,045	$8,845,449

Computation of Average Tangible Equity:
Total stockholder's equity (average) (GAAP)	$12,516,811	$13,711,724	$11,533,007	$13,500,615	$14,090,315	$14,056,939	$13,782,011
Less: goodwill and other intangibles (average) (GAAP)	3,441,938	5,033,348	2,357,132	4,526,744	5,016,935	5,023,480	5,031,129
Average tangible equity (non-GAAP) [B]	$9,074,873	$8,678,376	$9,175,875	8,973,871	9,073,380	9,033,459	$8,750,882
Net income (loss) (GAAP) [A]	$(2,361,722)	$301,167	$(124,437)	$(2,237,285)	$(330,705)	$182,945	$160,186
Return on average tangible equity (non-GAAP) ([A]/[B], annualized)	(52.34)%	7.00%	(5.45)%	(100.27)%	(14.46)%	8.03%	7.34%

Computation of Adjusted Net Income, Return on Average Assets and Return on Average Tangible Equity:
Net income (loss) (GAAP)	$(2,361,722)	$301,167	$(124,437)	$(2,237,285)	$(330,705)	$182,945	$160,186
Plus: goodwill impairment (GAAP)	2,185,000	—	—	2,185,000	470,000	—	—
Adjusted net income (non-GAAP) [C]	$(176,722)	$301,167	$(124,437)	$(52,285)	$139,295	$182,945	$160,186
Average assets (GAAP) [D]	$100,280,087	$93,220,648	$104,204,062	$96,356,113	$95,754,954	$94,942,456	$93,452,839
Return on average assets - adjusted (non-GAAP) ([C]/[D], annualized)	(0.35)%	0.65%	(0.48)%	(0.22)%	0.58%	0.76%	0.69%
Return on average tangible equity - adjusted (non-GAAP) ([C]/[B], annualized)	(3.92)	7.00	(5.45)	(2.34)	6.09	8.03	7.34

Computation of Efficiency Ratio:
Noninterest expense (GAAP)	$3,388,510	$1,180,287	$579,450	$2,809,060	$1,086,906	$598,887	$598,314
Less: securities and goodwill impairment (GAAP)	2,185,000	113	—	2,185,000	470,102	—	113
Total expense (GAAP) [E]	$1,203,510	$1,180,174	$579,450	$624,060	$616,804	$598,887	$598,201
Net interest income, taxable equivalent basis	$1,224,731	$1,369,093	$623,242	$601,489	$635,552	$653,926	$672,807
Plus: noninterest income (GAAP)	606,596	542,041	272,354	334,242	272,584	321,319	284,281
Less: investment securities gains, net (GAAP)	22,616	8,958	3,477	19,139	—	21,003	—
Total revenue [F]	$1,808,711	$1,902,176	$892,119	$916,592	$908,136	$954,242	$957,088
Efficiency ratio (non-GAAP) ([E]/[F])	66.54%	62.04%	64.95%	68.08%	67.92%	62.76%	62.50%

BBVA USA BANCSHARES, INC SUPPLEMENTAL LOAN PORTFOLIO INFORMATION (Unaudited) (In Thousands)

	At or Quarter Ended June 30, 2020
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due, Nonaccrual, or TDR	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$51,207	$5,130	$8,450	$389,615	$1,866	$28,325,856	$28,782,124	$29,038
Real estate – construction	12,907	—	532	13,317	64	2,271,650	2,298,470	(36)
Commercial real estate – mortgage	8,592	2,190	415	117,213	1,876	13,670,383	13,800,669	8,670
Residential real estate – mortgage	70,252	22,495	13,140	169,387	54,289	13,099,576	13,429,139	182
Equity lines of credit	8,461	8,162	3,555	34,915	—	2,461,741	2,516,834	(476)
Equity loans	1,311	692	148	8,457	21,280	178,092	209,980	(120)
Credit card	6,668	7,286	22,134	—	—	929,484	965,572	20,107
Consumer – direct	19,927	10,923	11,623	7,624	16,836	2,067,175	2,134,108	42,271
Consumer – indirect	32,519	11,162	6,166	24,216	—	4,030,541	4,104,604	23,418
Total loans	$211,844	$68,040	$66,163	$764,744	$96,211	$67,034,498	$68,241,500	$123,054
Loans held for sale	$—	$—	$—	$—	$—	$245,851	$245,851	$—

	At or Quarter Ended March 31, 2020
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$31,493	$7,588	$3,013	$323,881	$1,931	$27,464,207	$27,832,113	$19,014
Real estate – construction	9,356	66	574	13,676	69	2,147,973	2,171,714	(13)
Commercial real estate – mortgage	13,439	5,241	912	114,839	3,333	13,715,641	13,853,405	(73)
Residential real estate – mortgage	67,938	25,187	5,744	147,058	55,116	13,144,975	13,446,018	(172)
Equity lines of credit	16,382	6,244	3,295	33,354	—	2,552,075	2,611,350	536
Equity loans	2,636	1,147	293	8,027	22,392	194,874	229,369	212
Credit card	13,230	8,932	23,707	—	—	977,503	1,023,372	19,517
Consumer – direct	34,553	19,738	15,196	7,160	14,898	2,184,500	2,276,045	51,726
Consumer – indirect	76,547	24,249	9,040	28,721	—	3,957,471	4,096,028	21,051
Total loans	$265,574	$98,392	$61,774	$676,716	$97,739	$66,339,219	$67,539,414	$111,798
Loans held for sale	$—	$—	$—	$—	$—	$117,752	$117,752	$—

	At or Quarter Ended December 31, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$29,273	$16,462	$6,692	$268,288	$1,456	$24,110,067	$24,432,238	$37,788
Real estate – construction	7,603	2	571	8,041	72	2,012,393	2,028,682	(126)
Commercial real estate – mortgage	5,325	5,458	6,576	98,077	3,414	13,742,628	13,861,478	(285)
Residential real estate – mortgage	72,571	21,909	4,641	147,337	57,165	13,230,331	13,533,954	107
Equity lines of credit	15,766	6,581	1,567	38,113	—	2,530,653	2,592,680	857
Equity loans	2,856	1,028	195	8,651	23,770	208,468	244,968	137
Credit card	11,275	9,214	22,796	—	—	959,080	1,002,365	16,760
Consumer – direct	33,658	20,703	18,358	6,555	12,438	2,246,430	2,338,142	58,190
Consumer – indirect	83,966	28,430	9,730	31,781	—	3,758,443	3,912,350	27,275
Total loans	$262,293	$109,787	$71,126	$606,843	$98,315	$62,798,493	$63,946,857	$140,703
Loans held for sale	$—	$—	$—	$—	$—	$112,058	$112,058	$—

	At or Quarter Ended September 30, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$30,779	$24,036	$11,179	$301,021	$1,552	$24,314,563	$24,683,130	$69,942
Real estate – construction	3,831	185	532	1,616	76	1,999,107	2,005,347	(59)
Commercial real estate – mortgage	13,939	41	2,375	110,632	3,492	12,943,694	13,074,173	2,250
Residential real estate – mortgage	74,796	22,329	4,778	153,078	60,537	13,187,809	13,503,327	1,280
Equity lines of credit	11,088	4,616	2,072	36,879	—	2,563,457	2,618,112	431
Equity loans	2,452	978	524	8,728	24,789	225,973	263,444	(59)
Credit card	10,372	8,092	20,037	—	—	897,646	936,147	16,398
Consumer – direct	35,762	23,075	17,773	7,348	7,360	2,297,040	2,388,358	63,992
Consumer – indirect	81,075	26,294	8,599	33,940	—	3,698,625	3,848,533	21,923
Total loans	$264,094	$109,646	$67,869	$653,242	$97,806	$62,127,914	$63,320,571	$176,098
Loans held for sale	$—	$—	$—	$—	$—	$134,314	$134,314	$—

	At or Quarter Ended June 30, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$49,037	$8,246	$12,785	$389,779	$19,150	$24,373,659	$24,852,656	$45,916
Real estate – construction	3,159	114	532	2,097	107	1,976,637	1,982,646	(477)
Commercial real estate – mortgage	4,716	3,283	360	107,137	3,687	12,850,522	12,969,705	61
Residential real estate – mortgage	74,767	25,226	6,681	154,247	59,130	13,084,079	13,404,130	1,523
Equity lines of credit	12,604	7,972	3,394	35,356	—	2,613,504	2,672,830	371
Equity loans	2,549	788	224	9,361	25,361	237,495	275,778	194
Credit card	11,119	7,007	18,762	—	—	841,213	878,101	16,436
Consumer – direct	36,657	22,986	14,786	6,926	5,252	2,390,021	2,476,628	57,142
Consumer – indirect	77,523	21,908	6,813	27,793	—	3,665,042	3,799,079	22,214
Total loans	$272,131	$97,530	$64,337	$732,696	$112,687	$62,032,172	$63,311,553	$143,380
Loans held for sale	$—	$—	$—	$—	$—	$90,537	$90,537	$—

BBVA USA BANCSHARES, INC. BALANCE SHEET (Unaudited) (In Thousands)

	2020		2019
	June 30	March 31	December 31	September 30	June 30
Assets:
Cash and due from banks	$1,019,127	$1,033,733	$1,149,734	$1,117,458	$1,027,400
Federal funds sold, securities purchased under agreements to resell and interest bearing deposits	11,738,063	4,479,535	5,788,964	5,356,141	4,773,761
Cash and cash equivalents	12,757,190	5,513,268	6,938,698	6,473,599	5,801,161
Trading account assets	1,016,966	1,009,130	473,976	564,000	440,098
Debt securities available for sale	5,765,192	6,344,816	7,235,305	7,612,590	9,010,950
Debt securities held to maturity, net	8,693,437	7,876,266	6,797,046	6,334,634	4,912,483
Loans held for sale	245,851	117,752	112,058	134,314	90,537
Loans	68,241,500	67,539,414	63,946,857	63,320,571	63,311,553
Allowance for loan losses	(1,754,352)	(1,351,072)	(920,993)	(942,191)	(977,660)
Net loans	66,487,148	66,188,342	63,025,864	62,378,380	62,333,893
Premises and equipment, net	1,070,358	1,068,741	1,087,698	1,085,635	1,105,819
Bank owned life insurance	754,908	754,409	750,224	746,819	745,130
Goodwill	2,328,296	2,328,296	4,513,296	4,983,296	4,983,296
Other assets	3,148,270	3,124,539	2,669,182	2,600,820	2,760,678
Total assets	$102,267,616	$94,325,559	$93,603,347	$92,914,087	$92,184,045
Liabilities:
Deposits:
Noninterest bearing	$25,978,354	$20,418,504	$21,850,216	$21,019,303	$20,646,209
Interest bearing	59,448,060	56,816,003	53,135,067	52,550,139	51,942,601
Total deposits	85,426,414	77,234,507	74,985,283	73,569,442	72,588,810
FHLB and other borrowings	3,571,933	3,790,137	3,690,044	3,709,949	4,052,969
Federal funds purchased and securities sold under agreements to repurchase	249,481	409,784	173,028	117,421	191,739
Other short-term borrowings	1,619	—	—	45	2,067
Accrued expenses and other liabilities	1,747,380	1,532,777	1,368,403	1,415,612	1,477,737
Total liabilities	90,996,827	82,967,205	80,216,758	78,812,469	78,313,322
Shareholder’s Equity:
Preferred stock	229,475	229,475	229,475	229,475	229,475
Common stock — $0.01 par value	2,230	2,230	2,230	2,230	2,230
Surplus	14,035,607	14,039,572	14,043,727	14,359,966	14,364,527
Retained deficit	(3,430,135)	(3,305,226)	(917,227)	(585,859)	(768,290)
Accumulated other comprehensive income (loss)	404,165	362,339	(1,072)	66,009	13,508
Total BBVA USA Bancshares, Inc. shareholder’s equity	11,241,342	11,328,390	13,357,133	14,071,821	13,841,450
Noncontrolling interests	29,447	29,964	29,456	29,797	29,273
Total shareholder’s equity	11,270,789	11,358,354	13,386,589	14,101,618	13,870,723
Total liabilities and shareholder’s equity	$102,267,616	$94,325,559	$93,603,347	$92,914,087	$92,184,045

BBVA USA BANCSHARES, INC. INCOME STATEMENTS (Unaudited) (In Thousands)

	Three Months Ended
	2020		2019
	June 30	March 31	December 31	September 30	June 30
Interest income:
Interest and fees on loans	$669,767	$715,476	$738,140	$771,245	$787,767
Interest on debt securities available for sale	18,805	(1,492)	33,333	36,051	45,125
Interest on debt securities held to maturity	39,800	41,102	43,097	38,893	33,313
Interest on trading account assets	1,157	1,122	1,326	487	601
Interest and dividends on other earning assets	14,016	42,175	39,915	46,528	35,823
Total interest income	743,545	798,383	855,811	893,204	902,629
Interest expense:
Interest on deposits	97,279	164,742	189,345	203,979	202,478
Interest on FHLB and other borrowings	21,936	21,176	31,263	32,975	34,300
Interest on federal funds purchased and securities sold under agreements to repurchase	12,274	22,658	11,850	15,137	6,002
Interest on other short-term borrowings	39	352	199	72	100
Total interest expense	131,528	208,928	232,657	252,163	242,880
Net interest income	612,017	589,455	623,154	641,041	659,749
Provision for credit losses	539,459	356,991	119,505	140,629	155,018
Net interest income after provision for credit losses	72,558	232,464	503,649	500,412	504,731
Noninterest income:
Service charges on deposit accounts	44,233	61,531	64,585	65,143	61,731
Card and merchant processing fees	43,416	50,091	50,805	50,385	50,355
Investment services sales fees	24,971	34,407	28,130	29,287	31,333
Investment banking and advisory fees	45,061	26,731	15,720	28,324	20,758
Money transfer income	25,461	24,548	25,871	26,020	25,272
Corporate and correspondent investment sales	18,855	10,717	14,263	11,799	5,607
Asset management fees	11,560	11,904	11,532	11,405	11,867
Mortgage banking	23,868	17,451	9,048	8,204	5,870
Bank owned life insurance	5,094	4,625	4,584	3,508	4,803
Investment securities gains, net	3,477	19,139	—	21,003	—
Other	26,358	73,098	48,046	66,241	66,685
Total noninterest income	272,354	334,242	272,584	321,319	284,281
Noninterest expense:
Salaries, benefits and commissions	251,697	310,136	297,823	295,092	296,303
Equipment	64,752	64,681	64,826	63,908	62,638
Professional services	78,100	70,220	82,343	72,903	73,784
Net occupancy	41,585	39,843	43,302	42,241	40,116
Money transfer expense	17,958	17,136	17,951	18,005	17,290
Marketing	8,778	11,899	12,888	15,471	16,412
Communications	5,808	5,371	5,179	5,469	5,733
Goodwill impairment	—	2,185,000	470,000	—	—
Other	110,772	104,774	92,594	85,798	86,038
Total noninterest expense	579,450	2,809,060	1,086,906	598,887	598,314
Net (loss) income before income tax expense	(234,538)	(2,242,354)	(310,673)	222,844	190,698
Income tax (benefit) expense	(110,101)	(5,069)	20,032	39,899	30,512
Net (loss) income	(124,437)	(2,237,285)	(330,705)	182,945	160,186
Less: net income attributable to noncontrolling interests	472	501	663	514	599
Net (loss) income attributable to BBVA USA Bancshares, Inc.	$(124,909)	$(2,237,786)	$(331,368)	$182,431	$159,587